UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 20, 2012 (September 17, 2012)

iGATE Corporation

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

000-21755	25-1802235
(Commission File Number)	(IRS Employer Identification No.)

6528 Kaiser Drive, Fremont, CA	94555
(Address of Principal Executive Offices)	(Zip Code)

(510) 896-3015

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of iGATE Corporation (the “Company”), the Board appointed Ms. Naomi O. Seligman to the Company’s Board, the Nominating and Corporate Governance Committee of the Board and the Audit Committee of the Board, pending her acceptance of such positions. On September 17, 2012, Ms. Seligman notified the Board that she accepted these appointments and commenced service on the Board and the above mentioned committees.

There are no arrangements or understandings between Ms. Seligman and the Company or any employee or affiliate of the Company, pursuant to which Ms. Seligman was selected as a director. In addition, neither Ms. Seligman nor any member of her immediate family has or will have any direct or indirect material interest in any transaction with the Company. Ms. Seligman qualifies as an “independent director” as that term is defined by Rule 5605 of the NASDAQ listing standards.

As a member of the Board, Ms. Seligman will be compensated in accordance with the Company’s director compensation program. The compensation structure for Ms. Seligman includes: (1) annual cash compensation of $40,000 per annum which Ms. Seligman may take in cash or shares or split between cash and shares of restricted stock as she may decide; and (2) a one-time grant of $85,000 which will be split in equal amounts between options to Ms. Seligman at fair market value as of the date of her appointment, vesting annually over a period of three (3) years, and restricted stock which will vest after one (1) year, with half being paid at vesting and the other half being paid at the termination of her service to the Board. Service on Board committees will result in additional one-time grants of $10,000 per committee which Ms. Seligman may take in cash or shares or split between cash and shares of restricted stock as she may decide, in consideration of her service on such committee. If Ms. Seligman is subsequently appointed as chairperson of any committee of the Board, she will receive a one-time grant of $15,000 which she may take in cash or shares or split between cash and shares of restricted stock as she may decide, in consideration of her service as chairperson of such committee.

Ms. Seligman brings extensive business experience to her new role at the Company, as described in a press release attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit 99.1	Press release dated September 20, 2012 announcing the appointment of Ms. Seligman to the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iGATE CORPORATION

By:	/S/ MUKUND SRINATH
Name:	Mukund Srinath
Title:	Corporate Secretary

September 20, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated September 20, 2012 announcing the appointment of Ms. Seligman to the Board